Exhibit 99.01

Imperva Announces First Quarter 2015 Financial Results

•	Total revenue of $44.8 million, up 42% year-over-year

•	Services revenue growth of 41% was driven by the 89% year-over-year increase in subscription revenue

•	Combined product and subscription revenue increased 56% year-over-year

•	Number of deals booked valued over $100,000 increased 36% year-over-year

•	Total deferred revenue as of March 31, 2015 increased 37% year-over-year to $83.7 million

•	Increasing FY15 guidance

Redwood Shores, Calif. – May 7, 2015 – Imperva, Inc. (NYSE: IMPV), committed to protecting business-critical data and applications on-premises and in the cloud, today announced financial results for the first quarter ended March 31, 2015.

“We were very pleased with the progress achieved across the entire organization during the first quarter and our strong momentum was highlighted by our ability to exceed guidance across all key operating metrics,” stated Anthony Bettencourt, President and Chief Executive Officer of Imperva. “During the quarter, customer demand remained high, as evidenced by the robust growth of combined product and subscriptions revenue and the strength seen in deals greater than $100,000. Looking forward, Imperva remains well positioned to grow market share globally across our integrated discovery, compliance and protection solutions due to our improved go-to-market strategy, best-of-breed business-critical data and application security, and significantly strengthened balance sheet.”

First Quarter 2015 Financial Highlights

•	Revenue: Total revenue for the first quarter of 2015 was $44.8 million, an increase of 42% compared to $31.5 million in the first quarter of 2014. Within total revenue, product revenue was $17.1 million, up 43% compared to $12.0 million in the same period last year. Services revenue increased 41% year-over-year to $27.7 million and accounted for 62% of total revenue. Within services revenue, overall subscription revenue grew 89% to $8.7 million, compared to the first quarter of 2014. Combined product and subscriptions revenue was $25.8 million, an increase of 56% compared to $16.6 million in the first quarter of 2014.

•	Operating Profit (Loss): Operating loss as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $(19.6) million for the first quarter compared to a loss of $(17.8) million during the first quarter in 2014. GAAP results included stock-based compensation and amortization of purchased intangibles of $12.9 million for the first quarter of 2015 and $6.9 million for the first quarter of 2014. GAAP results also included acquisition related expenses of $1.4 million during the first quarter of 2014. Non-GAAP operating loss for the first quarter was $(6.7) million, compared to a loss of $(9.6) million during the same period in 2014, excluding the above mentioned charges.

•	Net Profit (Loss): GAAP net loss attributable to Imperva stockholders for the first quarter was $(20.0) million, or $(0.74) per share based on 27.0 million weighted average shares outstanding. This compares to GAAP net loss attributable to Imperva stockholders of $(17.4) million, or $(0.69) per share based on 25.3 million weighted average shares outstanding in the prior-year period.

Non-GAAP net loss attributable to Imperva stockholders for the first quarter of 2015 was $(7.1) million, or $(0.26) per share based on 27.0 million weighted average shares outstanding, excluding the above mentioned charges. This compares to non-GAAP net loss attributable to Imperva stockholders of $(9.1) million, or $(0.36) per share based on 25.3 million weighted average diluted shares outstanding in the prior-year period.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

•	Balance Sheet: As of March 31, 2015, Imperva had cash, cash equivalents and investments of $242.7 million. On March 18, 2015, the company closed its follow-on offering, which generated net proceeds of $127.8 million. Total deferred revenue of $83.7 million increased 37% compared to $61.0 million as of March 31, 2014.

First Quarter and Recent Operating Highlights

•	During the first quarter of 2015, Imperva booked 91 deals with a value over $100,000, an increase of 36% compared to 67 deals during the first quarter of last year.

•	During the first quarter of 2015, Imperva added 150 new customers compared to 171 during the first quarter of last year. Imperva now has over 3,900 customers in more than 90 countries around the world.

•	Imperva announced a new version of its Skyfence Cloud Gateway that provides IT staff superior visibility over contextual risk factors specific to their cloud application users and implementations.

•	Imperva announced Internet Protocol version 6 (IPv6) support for the entire Imperva Incapsula network to ease migration and compliance needs of its customers.

Business Outlook

The following forward-looking statements reflect expectations as of May 7, 2015. Results may be materially different and could be affected by the factors detailed in this press release and in recent Imperva SEC filings.

Second Quarter Expectations – Ending June 30, 2015

Imperva expects total revenue for the second quarter of 2015 to be in the range of $47.0 million to $49.0 million, representing growth in the range of 22% to 27% compared to the same period in 2014. The company expects in the second quarter of 2015 non-GAAP gross margins of approximately 78.0%. Further, Imperva expects in the second quarter of 2015 non-GAAP operating loss to be in the range of $(6.6) million to $(5.4) million and non-GAAP net loss to be in the range of $(7.1) million to $(5.9) million, or a loss of $(0.24) to $(0.20) per share based on approximately 30.0 million weighted average shares, which excludes stock-based compensation and amortization of purchased intangibles.

Full Year Expectations –Ending December 31, 2015

Imperva expects total revenue for 2015 to be in the range of $202.0 million to $207.0 million, or up 23% to 26% compared to 2014. Imperva expects 2015 non-GAAP gross margins of approximately 78.5%. Further, the company expects 2015 non-GAAP operating loss to be in the range of $(21.0) million to $(17.0) million and non-GAAP net loss to be in the range of $(23.0) million to $(19.0) million, or a loss of $(0.77) to $(0.63) per share based on approximately 30.0 million weighted average shares, which excludes stock-based compensation and amortization of purchased intangibles. Imperva expects capital expenditures for the full year to be in the range of $6.0 million to $7.0 million. Finally, the company expects to generate positive cash flows from operations in 2015.

Quarterly Conference Call

Imperva will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the company’s financial results for the first quarter ended March 31, 2015. To access this call, dial (877) 627-6582 for the U.S. and Canada or (719) 325-4888 for international callers with conference ID #8985091. A live webcast of the conference call will be accessible from the investors page of the Imperva website at www.imperva.com, and a recording will be archived and accessible at www.imperva.com. An audio replay of this conference call will also be available through May 21, 2015, by dialing (877) 870-5176 for the U.S. and Canada, or (858) 384-5517 for international callers and entering passcode #8985091.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement the Imperva unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva operations as determined in accordance with GAAP. The non-GAAP financial measures used by Imperva include historical non-GAAP net loss and non-GAAP basic and diluted loss per share. These non-GAAP financial measures exclude stock-based compensation, amortization of purchased intangibles and acquisition-related expenses from the Imperva unaudited condensed consolidated statement of operations.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. Imperva may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Imperva believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

Forward Looking Statements

This press release contains forward-looking statements, including without limitation those regarding the Imperva “Business Outlook” (“Second Quarter Expectations – Ending June 30, 2015” and “Full Year Expectations – Ending December 31, 2015”); and Imperva’s belief that the combination of its large and growing market, improving go-to-market strategy, and business critical data and application security solutions, positions the company to maintain the momentum in 2015. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: the risk that demand for our cyber security solutions may not increase and may decrease; the risk that we may not timely introduce new products or versions of our products and that they may not be accepted by the market; the risk that competitors may be perceived by customers to be better positioned to help handle cyber security threats and protect their businesses from major risk; the risk that the growth of Imperva may be lower than anticipated; and other risks detailed under the caption “Risk Factors” in the company’s Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 2, 2015 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents the company’s outlook only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva® (NYSE:IMPV), is a leading provider of cyber security solutions that protect business-critical data and applications. The company’s SecureSphere, Incapsula and Skyfence product lines enable organizations to discover assets and risks, protect information wherever it lives – in the cloud and on-premises – and comply with regulations. The Imperva Application Defense Center, a research team comprised of some of the world’s leading experts in data and application security, continually enhances Imperva products with up-to-the minute threat intelligence, and publishes reports that provide insight and guidance on the latest threats and how to mitigate them. Imperva is headquartered in Redwood Shores, California. Learn more: www.imperva.com, our blog, on Twitter.

© 2015 Imperva, Inc. All rights reserved. Imperva, the Imperva logo, SecureSphere, Incapsula and Skyfence are trademarks of Imperva, Inc. and its subsidiaries.

###

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended
	Mar 31	Mar 31
	2015	2014
Net revenue:
Products and license	$17,104	$11,971
Services	27,653	19,545

Total net revenue	44,757	31,516
Cost of revenue(1, 2):
Products and license	1,998	1,732
Services	8,332	6,020

Total cost of revenue	10,330	7,752

Gross profit	34,427	23,764
Operating expenses(1, 2):
Research and development	12,678	9,961
Sales and marketing	31,253	23,035
General and administrative	9,743	8,405
Amortization of purchased intangibles	352	204

Total operating expenses	54,026	41,605

Loss from operations	(19,599)	(17,841)
Other expense, net	(80)	(154)

Loss before provision for income taxes	(19,679)	(17,995)
Provision (Benefit) for income taxes	351	(371)

Net loss	(20,030)	(17,624)
Add: Loss attributable to noncontrolling interest	—	213

Net loss attributable to Imperva, Inc. stockholders	$(20,030)	$(17,411)

Net loss per share of common stock attributable to
Imperva, Inc. stockholders, basic and diluted	$(0.74)	$(0.69)

Shares used in computing net loss per share of common stock, basic and diluted	26,973	25,255

(1) Stock-based compensation expense as included in above:
Cost of revenue	$914	$374
Research and development	3,328	1,792
Sales and marketing	4,465	2,430
General and administrative	3,839	2,070

Total stock-based compensation expense	$12,546	$6,666

(2) Acquisition-related expense as included in above:
Cost of revenue	$—	$156
General and administrative	—	1,243

Total acquisition-related expense	$—	$1,399

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of Mar 31 2015	As of Dec 31 2014
Assets
Current assets:
Cash and cash equivalents	$196,486	$68,096
Short-term investments	46,251	41,624
Restricted cash, current	73	62
Accounts receivable, net	33,365	47,446
Inventory	555	259
Deferred tax assets	404	408
Prepaid expenses and other current assets	4,446	3,927

Total current assets	281,580	161,822
Property and equipment, net	7,722	7,618
Goodwill	34,972	34,972
Purchased intangible assets, net	9,047	9,399
Severance pay fund	4,131	3,980
Restricted cash	1,665	1,665
Deferred tax assets	329	329
Other assets	856	860

Total assets	$340,302	$220,645

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,733	$5,376
Accrued compensation and benefits	14,481	15,749
Accrued and other current liabilities	6,482	6,376
Deferred revenue	58,996	56,077

Total current liabilities	83,692	83,578
Other liabilities	10,440	10,408
Deferred revenue	24,687	25,098
Accrued severance pay	4,405	4,318

Total liabilities	123,224	123,402
Stockholders’ equity:
Common stock	3	2
Additional paid-in capital	396,338	256,388
Accumulated deficit	(177,688)	(157,658)
Accumulated other comprehensive loss	(1,575)	(1,489)

Total Imperva, Inc. stockholders’ equity	217,078	97,243
Noncontrolling interest	—	—

Total stockholders’ equity	217,078	97,243

Total liabilities and stockholders’ equity	$340,302	$220,645

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Three Months Ended
	Mar 31 2015	Mar 31 2014
Cash flows from operating activities:
Net loss	$(20,030)	$(17,624)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,056	800
Stock-based compensation	12,546	6,666
Amortization of acquired intangible assets	352	204
Amortization of premiums/accretion of discounts on short-term investments	92	109
Excess tax benefits from share-based compensation	(43)	—
Other	114	(1)
Changes in operating assets and liabilities:
Accounts receivable, net	14,081	15,870
Inventory	(296)	(181)
Prepaid expenses and other assets	(515)	110
Accounts payable	(1,812)	(592)
Accrued compensation and benefits	(1,268)	(598)
Accrued and other liabilities	79	269
Severance pay, net	(64)	188
Deferred revenue	2,508	(2,025)
Deferred tax assets	4	(19)

Net cash provided by operating activities	6,804	3,176
Cash flows from investing activities:
Purchase of short-term investments	(22,843)	(10,206)
Proceeds from sales/maturities of short-term investments	18,168	13,585
Acquisitions, net of cash acquired	—	(12,083)
Net purchases of property and equipment	(991)	(1,718)
Change in restricted cash	(11)	—

Net cash used in investing activities	(5,677)	(10,422)
Cash flows from financing activities:
Proceeds from follow-on public offering, net of offering costs	127,854	—
Proceeds from issuance of common stock, net of repurchases	1,618	2,471
Excess tax benefits from share-based compensation	43	—
Shares withheld for tax withholding on vesting of restricted stock units	(2,137)	(1,182)

Net cash provided by financing activities	127,378	1,289
Effect of exchange rate changes on cash and cash equivalents	(115)	—

Net increase (decrease) in cash and cash equivalents	128,390	(5,957)
Cash and cash equivalents at beginning of period	68,096	76,704

Cash and cash equivalents at end of period	$196,486	$70,747

IMPERVA, INC. AND SUBSIDIARIES

(Reconciliation of GAAP to Non-GAAP Measures)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended
	Mar 31 2015	Mar 31 2014
GAAP operating loss	$(19,599)	$(17,841)
Plus:
Stock-based compensation expense	12,546	6,666
Acquisition-related expense	—	1,399
Amortization of purchased intangibles	352	204

Non-GAAP operating loss	$(6,701)	$(9,572)

GAAP net loss attributable to Imperva, Inc. stockholders	$(20,030)	$(17,411)
Plus:
Stock-based compensation expense	12,546	6,666
Acquisition-related expense	—	1,399
Amortization of purchased intangibles	352	204

Non-GAAP net loss	$(7,132)	$(9,142)

Weighted average shares outstanding, basic and diluted	26,973	25,255
Non-GAAP net loss, basic and diluted	$(0.26)	$(0.36)

Use of Non-GAAP Financial Information

In addition to the reasons stated above, which are generally applicable to each of the items Imperva excludes from its non-GAAP financial measures, Imperva believes it is appropriate to exclude or give effect to certain items for the following reasons:

Stock-Based Compensation: When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation charges. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Acquisition-Related Charges: GAAP requires expenses to be recognized for various types of events associated with a business acquisition, such as legal, accounting, advisory and other deal related expenses. These expenses vary significantly and are unique to each transaction. Additionally, Imperva does not acquire businesses on a predictable cycle. Imperva records these acquisition and other transaction costs as operating expenses when they are incurred. Imperva believes that these acquisition and other transaction costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Imperva excludes stock-based compensation and acquisition-related charges from its non-GAAP financial measures primarily because they are expenses that it does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of its business.

Amortization of Purchased Intangibles. When analyzing the operating performance of an acquired entity, Imperva’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Imperva’s management excludes the GAAP impact of acquired intangible assets to its financial results. Imperva believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Imperva generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Imperva generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Imperva believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Investor Relations Contact Information

Seth Potter

646.277.1230

IR@imperva.com

Seth.Potter@icrinc.com